Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-133563) of GulfMark Offshore, Inc. and in the related Prospectus of our report dated March 31, 2005, with respect to the consolidated financial statements of GulfMark Offshore, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2006. We also consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the GulfMark Offshore, Inc. 1993 and 1987 Stock Option Plans (No. 333-33719), the GulfMark Offshore, Inc. Employee Stock Purchase Plan (No. 333-84110) and the GulfMark Offshore, Inc. 1997 Incentive Equity Plan (No. 333-57294) of our report dated March 31, 2005, with respect to the consolidated financial statements of GulfMark Offshore, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Houston, Texas
February 27, 2007